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                                                                  Exhibit 10.67

                         OFFICE / SHOP SPACE USE PERMIT

                                     between

                              SIGNATURE COMBS INC.

                                       and

                               CHAUTAUQUA AIRLINES

                                    covering

                                  OFFICE SPACE
                          BULDING #3, 6390 CARGO DRIVE

                                    effective

                                 JANUARY 16, 2001

1st Revision: 3/1/00

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                         OFFICE / SHOP SPACE USE PERMIT

     This OFFICE / SHOP SPACE PERMIT, ("Permit") is entered into as of this 16th day of JANUARY, 2001 by and between SIGNATURE COMBS, a DELAWARE corporation, with its principal offices at 201 South Orange Avenue, Suite 1100, Orlando, Florida 32801 ("Signature") and CHATAUQUA AIRLINES., with offices located at 2500 S. High School Rd. Suite 160, Indianapolis IN 46241 ("Permittee"). For purposes of this Permit, Signature and the Permittee may, from time to time, be individually referred to as a "Party" and collectively as the "Parties".

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1. USE OF STORAGE SPACE AND PARTIES' REPRESENTATIONS

     1a. USE OF OFFICE SPACE. Signature hereby authorizes Permittee to use and occupy on a dedicated, exclusive basis, the office located in Signature's building 3 facility (the "Facility") and comprising approximately 2,984 square feet (the "Space") at INDIANAPOLIS Airport, INDIANAPOLIS, IN (the "Airport"). The Office Space is more specifically situated within Building 3 suite #'s 21,23,25,26,28,30,32,34.

     Permittee represents that the Space shall be utilized solely for administration and business purposes consistent with the operational and/or maintenance requirements of its business. Violation of this provision in any manner shall constitute an act of default hereunder. No other commercial activity of any kind whatsoever shall be conducted by Permittee in, from or around the Space, except as specifically authorized by this Permit.

     Permittee shall be authorized to utilize designated common use areas of the Facility, including, but not limited to, restrooms, entry ways, hallways and vending areas, as specified by Signature's general manager or designate at the Airport.

     1b. PERMITTEE'S REPRESENTATIONS. Permittee represents it is fully authorized to enter into this Permit on behalf of itself or any third party which it herein represents and to bind itself or any third party to the terms and conditions set forth in this Permit.

     Permittee further represents that it shall not at any time place a load upon the interior floor, wall or ceiling of the Space, which in any way exceeds the weight bearing capacity of any such Space components or accelerates the deterioration of same beyond ordinary wear and tear. Permittee agrees to obtain the advance permission of Signature prior to placing any items which potentially could cause damage or structural failure upon the interior floor, ceiling or walls of the Space. Any repair or restoration required to be undertaken to the Space or Facility as a result of Permittee's breach or violation of the foregoing provision, shall be the sole responsibility and cost of Permittee.

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2. TERM

     The initial term of this Permit shall be for a period of 12 months, commencing January 16, 2001 and continuing through January 16, 2002 ("Initial Term") and month to month thereafter, unless earlier terminated under the provisions of this Permit. Following the expiration of the Initial Term, either party may effect termination of this Permit, with or without cause, by furnishing the opposite party thirty (30) days advance written notice.

     The Initial Term and any subsequent extension (including, but not limited to, month to month extension) or renewal of this Permit shall collectively be referred to as the "Term".

3. RENT AND ADDITIONAL CHARGES

     3a. PAYMENT OF RENT AND ADDITIONAL CHARGES. For use of the Space, Permittee agrees to pay Signature, monthly rentals, payable in advance, on the first (1st) day of each calendar month during the Term hereof, the following sum(s), plus any and all Airport concession fees or charges and any and all applicable sales or use taxes due thereon, as specified below:

                         OFFICE RENTAL RATE: $2,025.00

     In the event that the term of this Permit shall commence or end on any day other than the first and last day, respectively, of a calendar month, the sums due hereunder for a portion of such month shall be prorated on a per-diem basis, and the first payment shall be due on or before the effective date hereof.

     3b. AIRPORT CONCESSION FEES AND CHARGES. Airport concession fees or charges, sales and use taxes shall be the prevailing fees, charges and/or taxes applicable at the time of each monthly rental payment, as specified below:

                           AIRPORT CONCESSION FEE(S): $____0________

                           APPLICABLE SALES TAX:      $____0________

     3c. FULL PAYMENT. Monthly rent and all additional charges shall be paid promptly when due, without notice or demand and without deduction, diminution, abatement, counterclaim or setoff of any amount or for any reason whatsoever, to Signature at the Airport address set forth in Article 26.

     3d. LATE PAYMENT. In the event payment is not received within ten (10) calendar days from the applicable monthly due date, Signature reserves the right to impose a late payment fee of one and one-half percent (1.5%) per month of the outstanding balance which shall be added to the amount due and owing to Signature. The assessment of late charges by Signature or the payment of same by Permittee shall not in any manner prejudice or diminish the rights of Signature as set forth in Article 25. Imposition of a late payment fee is solely at Signature's option and failure by Signature to exercise this option does not waive Signature's right to exercise this right at a future date.

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     3e. ADJUSTMENT OF FEES AND CHARGES. Consistent with the passing of each annual period, it is mutually agreed the Space rental rate may be increased
5% by Signature. Permittee shall be notified, in writing, at least thirty (30) days prior to the implementation of the adjusted Space rental rate. Permittee's acceptance of Signature's adjusted rental rate, either in writing or by Permittee's payment of the adjusted rate, shall constitute an amendment of this Permit solely to the extent of revising the Term and rental rate. Unless expressly set forth in writing to the contrary, all other terms and conditions of the Permit shall continue in full force and effect and without alteration.

     3f. ALTERATION OF PREVAILING LAND RENTS BY THE AIRPORT. During the Term of this Permit, if the Airport or other local, state or federal agency having jurisdiction over Signature's leasehold promulgates, legislates, invokes, exercises or otherwise enacts rules, regulations or laws which result in the prevailing land rents and/or concession fees applicable to Signature's leasehold to be increased, then Signature, commensurate with written notification of such occurrence to the Permittee, reserves the right to increase Permittee's prevailing monthly Space rent by a corresponding and proportionate amount as of the effective date of such increase.

4. SECURITY DEPOSIT N/A

5. PROPERTY RIGHTS NOT CREATED

     Nothing in this Permit shall be construed or deemed to constitute a grant of an interest in real property or to convey an estate or to vest property rights in the Permittee. Nor shall this Permit or its performance be interpreted to create a landlord/tenant, partnership, agency, joint venture, bailment, trust or fiduciary relationship between Signature and Permittee.

6. MAINTENANCE AND SERVICES

     6a. SIGNATURE'S MAINTENANCE OBLIGATIONS. Signature shall operate, maintain, repair and replace the systems, facilities and equipment of the Facility necessary for the operation by Permittee of its business in the Space. Signature shall maintain and repair the Facility's foundation, structure, roof, mechanical systems and other related structural systems. Signature shall maintain all exterior portions of the Space, hallways and other related facilities in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions. Signature shall provide utilities, excepting telephone and all other communication equipment to the Space, including sufficient heat and air conditioning systems to maintain the temperature of all applicable interior, enclosed office space at a comfortable, proper level.

     Permittee shall be liable for any and all expenses reasonably incurred by Signature for any maintenance, repair or replacement required to be performed which result from the use or occupancy of the Space by Permittee or Permittee's agents, servants, officers, directors, employees or invitees, excepting such maintenance or repairs necessitated by normal wear and tear, as determined by Signature.

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     6b. PERMITTEE'S MAINTENANCE OBLIGATIONS. Permittee shall be responsible to maintain the interior of the Space in a clean and orderly condition at all times during the Term.

     6c. CLOSURE OF SPACE DURING REPAIR. Consistent with Signature's obligations as set forth in Sub-Paragraph 6a to keep the Facility in proper repair, should Facility or Space maintenance or repairs, whether preventive or non-routine, be required to be undertaken by Signature and such maintenance or repair, in Signature's sole judgment, shall compromise or potentially compromise the safety of Permittee's personnel or property or other Facility permittee's personnel or property, then Signature, concurrent with notification of Permittee, shall close the Space until such time as the maintenance/repair work is completed or, in Signature's sole determination, the maintenance/repair work is completed to the extent that no further danger exists to the Space or Permittee's personnel or property. Signature agrees to pro-rate the following month's Space rent of Permittee for all days the Space cannot be utilized. The foregoing proration of rent shall be the only compensation due Permittee from Signature hereunder.

7. SECURING / LOCKING OF SPACE

     7a. SECURING OF SPACE. Unless otherwise expressly agreed to by Signature, the securing of the Space and ensuring the proper shutdown of all office machines, coffee makers, lights, space heaters and other unique equipment owned or leased, shall at all times remain solely with the Permittee.

     7b. LOCKING OF SPACE. Unless otherwise agreed to in writing, Permittee shall be solely responsible for the locking of the Space. Subject to advance approval by Signature's local general manager, Permittee may, at its sole cost, have supplemental locks installed on Space access door(s), provided the Signature general manager is afforded a key(s) in the event access is required.

     7c. NON-LIABILITY OF SIGNATURE. Under no circumstances shall Signature, its officers, directors or employees be held responsible in any manner for losses from the Space sustained by the Permittee for the services rendered by Signature under this Permit except for its gross negligence or willful misconduct.

8. PERFORMANCE OF ANCILLARY SERVICES BY SIGNATURE

     It is acknowledged by the Parties that other services not described in this Permit may be requested by Permittee for the office. (or on behalf of the owner/operator) to be performed by Signature. Such ancillary services may include, but are not limited to, interior cleaning of the Space or other services which may or may not be directly related to Permittee's use and occupancy of the Space (collectively, "Ancillary Services"). Signature agrees to furnish and/or perform such Ancillary Services at the request of the Permittee at Signature's prevailing and locally-established rates or as otherwise negotiated between Signature local management and Permittee. Such requests may be made by Permittee verbally or pursuant to a verbal or written request. If such Ancillary Services are provided, Permittee agrees to pay Signature for all such work which shall be considered additional charges under Article 3 herein and subject to all of the terms and conditions of this Permit.

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9. PERMITTEE'S RESPONSIBILITY FOR CONDUCT

     All Permittee employees will obtain and display proper identification in accordance with prevailing Airport regulations for all areas of the Airport where required. All costs incurred in obtaining such required identification badge authorizations or endorsements shall be borne solely by Permittee.

     Permittee shall indemnify and hold harmless Signature (inclusive of its subsidiaries, affiliates and parent company, as now or hereafter constituted) and its officers, directors, agents, tenants, customers, contractors, subcontractors, invitees and employees from and against any and all fines, penalties, damages or legal actions which may be imposed by the Airport, United States Customs Service or any other agency having jurisdiction at or on the Airport as a result of Permittee's or its officers, directors, agents, contractors, subcontractors, invitees or employees failure to comply and adhere to any and all federal, state, local or Airport regulations in effect as of the effective date of this Permit or promulgated from time to time thereafter.

10. ENVIRONMENTAL RESPONSIBILITIES OF PERMITTEE

     10a. ENVIRONMENTAL REMOVAL AND DISPOSAL. Permittee shall be responsible for the proper removal and disposal of all Hazardous and Regulated Substances, as defined herein, generated by Permittee as a result of Permittee's activities in, on and from the Space. Such removal and disposal shall include, but not be limited to Permittee's manifesting such regulated substances under Permittee's assigned Environmental Protection Agency (EPA) identification number and ensuring that removal of such regulated materials from the Storage and Signature's leasehold is accomplished in accordance with Airport, local, state and federal guidelines. Additionally, environmental contamination which impacts Signature's Airport leasehold as a result of Permittee's improper handling, disposal, release or leakage of any regulated substances while utilizing the Space, shall be the sole responsibility of Permittee. Permittee shall also be responsible for the safe and proper removal of all regulated substances it generates in conjunction with its use and occupancy of the Space upon termination of this Permit. For purposes of this provision, "Hazardous and Regulated Substances" shall mean any hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, rule, regulation, ordinance, statute or order or by common law decision, including, without limitation, petroleum products or by-products.

     10b. ENVIRONMENTAL INDEMNIFICATION. Permittee shall indemnify, defend and hold harmless Signature (including Signature's subsidiaries, affiliates and parent company, as now or hereafter constituted), the Airport and their respective officers, directors, agents, customers, tenants, contractors, subcontractors, invitees, guests and employees from and against any and all claims (including, without limitation, third party claims from bodily injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgements, damages, punitive damages, penalties, fines, taxes and assessments, liabilities (including sums paid in settlement of claims), interest, impairments, losses, fees and expenses (including attorneys' fees and expenses incurred in enforcing this provision or collecting any sums due hereunder), consultant and expert fees, together with all other costs and expenses of any kind or nature, including any and all expenses of cleaning up or disposing of any such Hazardous and Regulated Substances (collectively, "Environmental Damages"), that

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arise directly or indirectly in connection with the presence, suspected presence, release or suspected or threatened release of any Hazardous and Regulated Substances arising from or caused by Permittee's use of the Space or Permittee's failure to perform the covenants of this Article 10. Permittee shall have no responsibility for any Environmental Damages which preceded Permittee's initial date of use of the Space. For the purpose of this provision, the Parties mutually agree Permittee's initial date of Space use was January 16, 2000.

     The obligations, covenants and agreements of Permittee contained in this
Article 10 shall survive termination of this Permit for any reason.

11. MASTER LEASE / COMPLIANCE WITH LAWS

     11a. MASTER LEASE. It is expressly understood and agreed that if the lease or operating authorization between the governing agency of the Airport and Signature ("Master Lease") covering the Facility or Signature's right to conduct business, is terminated, canceled or abated as to any portion of the Space, such termination, cancellation or abatement will operate as a cancellation of this Permit, and Signature shall be relieved of liability for any and all damages Permittee may sustain as a result thereof. This Permit is subject to and conditioned upon the prior written approval of the governing agency of the Airport and the continuing authority and/or discretion of Signature to operate at the Airport. Signature will promptly advise Permittee in writing of such termination, cancellation or abatement.

     11b. PERMIT SUBORDINATION TO MASTER LEASE. It is expressly agreed and understood by Permittee that this Permit shall be subordinate at all times to the Master Lease.

     11c. COMPLIANCE WITH LAWS. Permittee agrees to abide by all applicable laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof and the board of underwriters and/or the insurance rating organization or similar organization performing the same or similar functions, whether now or hereafter in force, applicable to the Space or any part thereof, as to the manner of use or occupancy or the maintenance, repair or condition of the Space, and the usual and customary requirements of the carriers of all insurance policies maintained by Signature on the Facility.

     Without prejudice to the provisions of the foregoing paragraph, Permittee shall comply with (and shall further cause its officers, directors, contractors, subcontractors, agents, employees and invitees) to comply with and observe all Signature rules and regulations as now in effect, and as modified from time to time, concerning the use, operation, safety and good order of the Space, provided that such rules and regulations are not inconsistent with the provisions of this Permit.

12. ASSIGNMENT AND SUBLETTING

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     12a. PROHIBITION AGAINST ASSIGNMENT OR TRANSFER. Permittee shall not pledge, encumber, sell, assign or transfer this Permit, in whole or in part, by operation of law or otherwise, or sublet, assign or transfer all or any part of the Space, without Signature's prior written approval. Any attempted sale, assignment, transfer or subletting in violation of this provision shall be deemed null and void. Permittee shall not take any action or suffer action to be taken which has the effect of transferring any rights herein to any person or legal representative whether by operation of law or otherwise. Breach of this covenant shall terminate Permittee's rights hereunder as of and from the date of such transfer, action or sufferance.

     12b. CONSENT BY SIGNATURE. The consent by Signature to any assignment, sublet or transfer request shall not relieve Permittee from its obligation to obtain the express prior consent of Signature to any further assignment, sublet or transfer.

     12c. PERMITTEE NOT RELIEVED OF OBLIGATIONS. Neither an assignment of Permittee's interest in this Permit nor a subletting, occupancy or use of the Space or any part thereof by any person or entity other than Permittee, nor the collection of rent by Signature from any person or entity other than Permittee as provided in this provision, nor the application of any such rent shall, in any circumstances, relieve Permittee from its obligation fully to observe and perform the terms, covenants and conditions of this Permit on Permittee's part to be observed and performed.

13. CONDITION OF PREMISES

     Without prejudice to the provisions of Article 6, Permittee shall accept the Space in its "as is" condition on the effective date of this Permit and Signature shall have no liability or obligation to make any alterations or improvements of any kind on or about the Space or any portion.

14. PERMITTEE'S ALTERATIONS AND INSTALLATIONS

     Permittee shall not install any fixtures or make, perform or permit the making or performance of any alterations, additions, installations or improvements or other physical changes to any portion of the Space, inclusive of signage, without the prior written consent of Signature, which consent may be granted or withheld in Signature's sole and absolute discretion. All fixtures installed, personal property of Permittee, or additions and improvements made to the Space by Permittee may be removed, provided Permittee is not then in default hereunder, (a) from time to time in the ordinary course of Permittee's business or in the course of reconstruction, renovation or alteration of the Facility or Space by Permittee, with Signature's prior written consent in accordance with the first sentence of this Article, and (b) during a reasonable period prior to the expiration of the Term of this Permit, provided that Permittee shall promptly repair, at its own expense, damage to any portion of the Facility resulting from such installation and removal, with all such repairs or restorations being in quality at least equal to the original work or installation.

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15.  INSURANCE

     15a. INSURANCE COVERAGES. Permittee shall obtain and maintain at all times during the term of this Permit, from financially solvent insurance carrier(s) authorized to conduct business in the State of Indiana, the following types and minimum amounts of insurance:

          Workers' Compensation - per statutory coverage as prescribed by the State of Indiana, as required, consistent with Permittee's use of the Space;

          Employer's Liability Insurance, in a minimum amount as set forth on Exhibit A, a copy of which is attached hereto and incorporated herein, as required, consistent with Permittee's use of the Space;

          Commercial General Liability Insurance, inclusive of premises liability, with a combined single limit set forth in Exhibit A, insuring Permittee's liability against bodily injury to persons, invitees, including passengers and damage to property;

          All-Risk Property Insurance, with coverage to be commensurate with the value of the Space's furnishings, equipment, tooling, spare parts and other contents;

          Automobile Liability Insurance, consistent with the coverage set forth in Exhibit A, and an express representation specifying the policy's effectiveness on airport premises.

     15b. CERTIFICATES OF INSURANCE. All Permittee insurance is to be carried by one or more insurance companies licensed to do business in the State where this Permit is effective and approved by Signature. Signature shall be named as an additional insured under the applicable liability policies and furnished duly executed certificate(s) of all required insurance, together with satisfactory evidence of the payment of the premiums therefore, on the date Permittee first occupies the Space and, upon renewals of such policies, no less than thirty (30) days prior to the expiration of the terms of such coverage. The insurance policies of Permittee shall further provide at least thirty (30) days advance written notice to Signature and Permittee of any material changes, cancellation, non-renewal or changes adverse to the interests of Signature or Permittee.

     It is expressly understood by Permittee that the receipt of any required insurance certificate(s) by Signature hereunder does not constitute agreement that the insurance requirements of this Permit have been fully met or that the insurance policies indicated on the certificate are in compliance with all requirements of this Permit. Further, the failure of Signature to obtain certificates or other evidence of insurance from the Permittee shall not be deemed a waiver by Signature. Non-conforming insurance shall not relieve Permittee of its obligation to provide the insurance specified herein. Nonfulfillment of the insurance conditions by Permittee hereunder may constitute a material breach of this Permit and Signature retains the right to suspend the Permit until proper evidence of insurance is provided or, in the continued absence of such insurance evidence, terminate this Permit, in Signature's sole discretion.

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     15c. WAIVER OF SUBROGATION. All policies shall expressly waive the underwriters and insurance carriers' right of subrogation against Signature and/or its insurance carriers.

     15d. PRIMARY INSURANCE. Consistent with the indemnification provisions of this Permit, Permittee's insurance policies will respond on a primary basis, with any insurance carried by Signature to be construed as secondary or excess insurance.

     15e. PERMITTEE'S LIABILITY NOT LIMITED. NOTWITHSTANDING THE PROVISIONS OF THIS SECTION, FOR PURPOSES OF THIS PERMIT, PERMITTEE ACKNOWLEDGES THAT ITS POTENTIAL LIABILITY IS NOT LIMITED TO THE AMOUNT OF LIABILITY INSURANCE COVERAGE IT MAINTAINS NOR TO THE LIMITS REQUIRED HEREIN.

     15f. INVALIDATION OR CONFLICT WITH EXISTING INSURANCE POLICIES. Permittee shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect to the Space that will a) invalidate or be in conflict with any insurance policies covering the Space, the Facility or any part thereof;
b) increase the rate of insurance on the Space or any property located therein. If, by reason of the failure of Permittee to comply with the provisions of this Permit, the insurance rate shall at any time be higher than it otherwise would be, then Permittee shall reimburse Signature and any other Facility tenants, on demand, for that part of all premiums for any insurance coverage that shall have been charged because of such actions by Permittee.

     15g. SIGNATURE INSURANCE. During the Term of this Permit, Signature shall maintain, at Signature's expense, liability insurance, fire insurance with extended coverage and other insurance on Signature's leased premises with coverages and in amounts not less than those which are from time to time acceptable and customary to a prudent fixed base operator; provided, however, that such liability coverage shall not be less than that required of Permittee during the Term of this Permit.

16.  INDEMNIFICATION

     16a. INDEMNIFICATION BY PERMITTEE. Subject to the provisions of Article 17, Permittee agrees to indemnify, defend and hold harmless Signature (including, without limitation, Signature's subsidiaries, affiliates and parent company as now or hereafter constituted), the Airport and their respective officers, directors, agents, tenants, customers, contractors, subcontractors, invitees, guests and employees from and against any and all liabilities, damages, losses, claims, suits, fines, penalties or judgments, of any kind whatsoever (including those arising from third parties), including all costs, reasonable attorneys' fees and expenses incidental thereto (hereinafter collectively referred to as, "Damages"), which may be suffered by or charged to Signature by reason of any loss of or damage to any property or injury to or death of any person arising out of or by reason of any breach, violation or non-performance by Permittee or its officers, directors, agents, contractors, subcontractors, invitees, guests and employees of any covenant or condition of this Permit or by any act or omission of those persons, excepting those Damages caused by the gross negligence or willful misconduct of Signature.

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     16b. INDEMNIFICATION BY SIGNATURE. Subject to the provisions of Article
17, Signature agrees to indemnify, defend and hold harmless Permittee (including, without limitation, Permittee's subsidiaries, affiliates and parent company as now or hereafter constituted), the Airport and their respective officers, directors, agents, tenants, customers, contractors, subcontractors, invitees, guests and employees from and against any and all Damages, which may be suffered by or charged to Permittee by reason of any loss of or damage to any property or injury to or death of any person arising out of or by reason of any breach, violation or non-performance by Signature or its officers, directors, agents, contractors, subcontractors, invitees, guests and employees of any covenant or condition of this Permit or by any act or omission of those persons, excepting those Damages caused by the gross negligence or willful misconduct of Permittee.

     The foregoing indemnifications expressly exclude all Environmental Damages, as defined in Article 10 herein, and shall survive the termination or expiration of this Permit and shall not be construed to negate or abridge any other obligation of indemnification running to the opposite party which would exist at common law or under other provisions of this Permit and the extent of the obligation of indemnification shall not be limited by any provision of insurance undertaken in accordance with this Permit.

17.  DISCLAIMER OF LIABILITY

     THE PARTIES HEREBY AGREE THAT UNDER NO CIRCUMSTANCES SHALL EITHER PARTY
BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT OR TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, DIMINUTION OR LOSS OF VALUE, LOSS OF USE, LOSS OF ANTICIPATED PROFITS OR THE COST ASSOCIATED WITH SUBSTITUTE OR REPLACEMENT AIRCRAFT.

18.  FORCE MAJEURE

     Neither Signature nor Permittee shall be liable for their failure to perform under this Permit (or for any loss, injury, damage or delay of any nature whatsoever resulting therefrom) caused by any act of God, act of nature, fire, flood, wind storm, strike, labor dispute, riot, insurrection, war or any other cause beyond either Party's control.

19.  DEFAULT

     (a) It shall be considered a default of this Permit if: (a) Permittee shall fail to make timely payments required hereunder on the date due and said default shall continue for ten (10) days after receipt by Permittee of notice thereof from Signature; (b) Permittee shall fail to perform any other material covenant herein, and such default shall continue for a period of thirty (30) days after receipt by Permittee of written notice of said default from Signature; (c) Signature shall fail to perform any of its covenants, agreements and material undertakings contained herein and said default shall continue for a period of thirty (30) days after receipt by Signature of written notice from Permittee,

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provided, however, that should Signature initiate corrective action in response to a notification of default within thirty (30) days and the nature of the corrective action required precludes Signature from rectifying such default within thirty (30) days, then Signature shall be permitted the reasonable additional time as may be required to pursue, through its best and most diligent efforts, the required corrective action to completion without being adjudicated non-responsive or in default under the terms of this Permit; (d) either of the Parties shall cease to do business as a going concern; (e) a petition is filed by or against either Party under the Bankruptcy Act or any amendment thereto (including a petition for reorganization or an arrangement) or under any other debtor protection laws; or (f) either Party assigns its property for the benefit of creditors. In the event of any default hereunder, either Party shall, at its option and without further notice, have the right to terminate this Permit. In the event Signature terminates this Permit, it shall have the right to remove the personal property of Permittee from the Space, in the event Permittee does not forthwith vacate and surrender the Space and remove its personal property. In the event either Party shall institute any action for the enforcement of its rights under this Permit, the prevailing Party shall be reimbursed by the other Party for its reasonable attorneys' fees in addition to any other damages recoverable in such action.

     (b) The assignment, transfer or encumbering of this Permit or the subletting of the Space in a manner not permitted by Article 12 hereunder, shall be considered to be a default.

     (c) It shall further be considered a default if there is a taking of this Permit or the Space, or any part thereof, upon execution or by other process of law directed against Permittee, or upon or subject to any attachment at the instance of any creditor of or claimant against Permittee, which execution or attachment shall not be discharged or disposed of within thirty (30) days after the levy thereof; or the vacating or abandonment of the Space by Permittee.

20.  TAXES, ASSESSMENTS AND FEES

     Permittee shall be solely responsible for the payment of all taxes, assessments, license fees or other charges that may be levied or assessed during the Term of this Permit upon or against any personal property or equipment located within or on the Space which is owned by, leased to or in the care, custody and control of the Permittee.

21.  GOVERNING LAW / VENUE

     This Permit shall be construed, interpreted and enforced in accordance with the laws of the State of Indiana.

22.  MEDIATION /ARBITRATION

     (a) If a dispute arises from or relates to this Permit or the breach thereof and if the dispute cannot be settled through direct discussions, the Parties agree to first endeavor to settle the dispute by mediation to be held within thirty (30) days from

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demand by either party, to be administered by the American Arbitration
Association (AAA) under its Commercial Dispute Resolution Procedures. If the matter cannot be resolved by mediation, any unresolved controversy or claim arising from or relating to this contract or breach thereof shall be settled exclusively by arbitration administered by the AAA in accordance with its Commercial Dispute Resolution Procedures, with the Parties splitting the costs of arbitration evenly. Any demand for arbitration must be filed within one (1) year of the conclusion of the mediation session in which an impasse was reached or any unresolved controversy remained. Judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     (b) With regard to the arbitration process, in the event of a conflict between this clause and applicable State law, arbitration shall be governed by Title 9 of the US Code (United States Arbitration Act) and the Commercial Dispute Resolution Procedures of the AAA.

     (c) Either Party may, without inconsistency with this Permit, seek from a court any interim or provisional relief that is necessary to protect the rights or property of that Party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal's determination of the merits of the controversy).

     (d) Mediation and arbitration shall be held in Orlando, Orange County, Florida, or at any other place selected by mutual agreement of the Parties.

     (e) A mediator shall be selected by mutual agreement of the Parties. If the Parties cannot agree, then by the AAA.

     (f) An arbitration shall be by a single arbitrator, unless the Parties mutually agree to more than one. AAA shall provide a list of neutral arbitrators, from which the Parties shall select an arbitrator.

     (g) The arbitrator(s) shall have the authority to award any remedy or relief that a court in the applicable State could order or grant, including, without limitation, specific performance, attorneys' fees, if otherwise provided in this Permit, and costs, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process and costs.

     (h) Neither a Party nor an arbitrator may disclose the existence, content, or results of any mediation or arbitration hereunder without the prior written consent of both Parties.

     (i) The Parties shall allow and participate in limited discovery for a period of ninety (90) days after the filing of an answer or another responsive pleading to the demand for arbitration. Limited discovery shall mean no more than three (3) depositions (including one (1) expert) and no more than twenty-five (25) interrogatories and requests for admissions. The arbitrators can expand discovery only for good cause shown. The final arbitration hearing must be held within one hundred twenty (120) days of the initial demand for arbitration unless continued by the arbitrators, and only for good cause shown.

     (J)  THE PARTIES STIPULATE THAT TRIAL BY JURY IS WAIVED.

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     (k)  The arbitration award shall be in writing, and upon the request of a
Party, include findings of fact and conclusions of law.

     (l) The arbitrator(s) shall award to the substantially prevailing Party all of the Party's costs and fees. "Costs and fees" mean all reasonable preaward expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys' fees.

23.  INDEPENDENT CONTRACTOR

     The relationship between Signature and Permittee shall be that of permitor and permittee. Signature and Permittee shall act at all times as independent contractors and nothing contained herein shall be construed to create the relationship of principal and agent nor employer and employee. Additionally, neither Party shall be considered the partner, joint venturer, agent, fiduciary, bailee or trustee of the other and neither Party shall be responsible for the acts or omissions of the other.

24.  RIGHTS NOT WAIVED

     No failure by Signature to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Permit or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Signature of full or partial rent during the continuance of any such breach or application of the security deposit in light of any breach, shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition, limitation, right or remedy. No term, covenant, agreement, provision, condition or limitation of this Permit to be kept, observed or performed by Signature or by Permittee, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Signature or by Permittee, as the case may be. No waiver of any breach shall affect or alter this Permit, but each and every term, covenant, agreement, provision, condition and limitation of this Permit shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

25.  REMEDIES CUMULATIVE

     The rights and remedies with respect to any of the terms and conditions of this Permit shall be cumulative and not exclusive and shall be in addition to all other rights and remedies. The waiver by either Party of any covenant or condition of this Permit shall not preclude such Party from demanding performance thereafter in accordance with the terms hereof.

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26.  NOTICES

     Any notice given by one Party to the other in connection with this Permit shall be in writing and shall be sent by U.S. certified mail, return receipt requested, via hand delivery (with advance copy to be forwarded via facsimile):

                  (1)      If to Signature, addressed to:

                           Signature Combs Inc.
                           Attention: General Manager
                           P.O. Box 51568
                           Indianapolis Int'l Airport
                           Indianapolis, IN 46251
                           Facsimile: 317-248-4962

                                    --and--

                           Signature Flight Support Corporation
                           Attention: Director of Contracts
                           201 South Orange Avenue, Suite 1100
                           Orlando, Florida 32801
                           Facsimile: (407) 648-7352

                  (2)      If to Permittee, addressed to:

                           Chautauqua Airlines
                           Attention: Jeff Domrese
                           2500 S. High School Rd.
                           Indianapolis,
                           IN 46251 Facsimile:___________

     Notice shall be deemed to have been given on the date of receipt as shown on the return receipt or facsimile confirmation document.

27.  INTEGRATION

     It is mutually agreed and understood that this Permit (and any exhibits, amendments and addendums duly entered into between the Parties) contains the final and entire agreement between the Parties. The Parties shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. Any change or modification to this Permit must be in writing, signed by both Parties, as of its effective date, and supercedes all prior independent agreements between the Parties related to the use of the Space at the Airport.

28.  SUCCESSORS BOUND

     Except as otherwise provided herein, this Permit shall be binding upon, and shall inure to the benefit of the Parties hereto, and each of their respective heirs, legal representatives, successors and assigns.

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29.  PREMISES SECURITY

     The Space which is the subject of this Permit is located within the boundaries of the Airport's perimeter fence and situated on the AOA. Signature and Permittee represent their activities shall adhere at all times to the prevailing Airport and Federal Aviation Administration security regulations set forth within Federal Air Regulation (FAR) Part 107.

30.  TIME IS OF THE ESSENCE

     Time is of the essence in the performance of all Permittee's obligations under this Permit.

31.  SEVERABILITY OF PROVISIONS

     If any provision of this Permit shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

32.  BASIS OF BARGAIN

     Permittee acknowledges that it is familiar with the operation of aircraft hangar facilities, aircraft storage areas, parking ramp areas and has inspected the Space and surrounding Facility. Permittee further acknowledges that it is aware that aircraft will be operated, stored and maintained in and around the Facility where the Space is located and that there are certain dangers inherent in the storage of aircraft and operation of such facilities. Permittee acknowledges that it has considered these dangers along with the benefits which flow to Permittee as a result of this Permit and that such considerations constitute part of the basis for the bargain reached herein between Signature and Permittee. Specifically, Permittee understands that its obligations to Signature with regard to the specified insurance coverages and Permittee's indemnification and limitation of liability as to Signature constitute a material consideration for Signature to agree to enter into this Permit.

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     IN WITNESS WHEREOF, the Parties have executed this Permit as of the day and year first above written.

(Signature)                                       (Permittee)
SIGNATURE COMBS INC.                              Chautauqua Airlines

/s/ Philip S. Kerr                                /s/ Jeff Domrese
--------------------------                        -----------------------
By: Philip S. Kerr                                By: Jeff Domrese

Its: General Manager                              Its: Director of Maintenance
                                                      ------------------------

Date: Jan 16, 2001                                Date: 1/16/01
      ---------------                                   ----------------

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                                    EXHIBIT A

MAIL CERTIFICATES TO: SIGNATURE INSURANCE DEPARTMENT, P.O. BOX 9085, MISSION VIEJO, CALIFORNIA 92690-9085 ATTENTION: MR. LEE ROTH

                INSURANCE COMPANY FINANCIAL STRENGTH REQUIREMENTS

                              - AM Best Rating : B+
                              - Financial Size : V

         MINIMUM INSURANCE LIMITS FAR SFSC CUSTOMERS, TENANTS & VENDORS
      entering or using SFSC ramp and/or hangars as services apply and/or construction /vendor activity:

-  LIABILITY - AIRPORT PREMISES:

-  Commercial General           *for products and completed operations
-  Tie Downs/T Hangars/Office   Combined Single Limit $2,000,000 per occurrence*
-  All Others                   Combined Single Limit $5,000,000 per occurrence*

-  Auto                         Combined Single Limit $5,000,000 per occurrence

-  Environmental/Pollution

-  LIABILITY - OFF AIRPORT PREMISES

-  Auto                         Combined Single Limit $1,000,000 per occurrence

-  Commercial General           Combined Single Limit $1,000,000 per occurrence
                                for products and completed operations

-  LIABILITY OTHER:

   Builders Risk                "All Risk", Full Completed Value of Project and
                                must include "Delay in Start-Up"

-  Professional (Errors &       Combined Single Limit $ 5,000,000 per occurrence
   Omissions)

-  PROPERTY

-  Property                     "All Risk", Full Replacement Value

-  WORKER'S COMPENSATION & EMPLOYER'S LIABILITY:

-  Worker's Compensation        Statutory

-  Employer's Liability     $1,000,000 each occurrence for bodily injury by
                            accident
                            $ 1,000,000 each occurrence for bodily injury by disease
                            $1,000,000 policy limit for bodily injury by disease

SPECIAL PROVISIONS FOR CERTIFICATE OF INSURANCE: All such required liability insurance, except Automobile, Workers Compensation and Employers Liability shall name Signature Flight Support Corporation (SFSC) and its subsidiaries as additional insureds. If the required liability polices do not contain a standard separation of insured provision, they shall be endorsed to provide cross liability coverage. All required insurance policies, except Workers Compensation, Employers Liability and Automobile Liability shall contain a waiver of subrogation in favor of Signature Flight Support Corporation and its subsidiaries. All required insurance policies shall be evidenced by Certificates of Insurance, which provide at least thirty (30) days advance written notice of any cancellation or changes adverse to the interests of Signature Flight Support Corporation and its subsidiaries.

NOTE: MINIMUM INSURANCE AMOUNTS STATED CANNOT BE LOWERED WITHOUT EXPRESS WRITTEN CONSENT OF SIGNATURE FLIGHT SUPPORT CORPORATION. HIGHER INSURANCE LIMITS REQUIRED BY AIRPORT AUTHORITIES WILL SUPERSEDE THE LIMITS STATED ABOVE AND WILL REQUIRE VERIFICATION AND POSSIBLE COVERAGE AND PREMIUM INCREASES.

                                                             REVISED: 1/10/00MSB

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